EX-32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Bold View Resources, Inc. for the quarter ended February 28, 2009, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of  2002, to my knowledge, that:

(1)   the Quarterly Report on Form 1O-Q of Bold View Resources, Inc. for the quarter ended February 28, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the Quarterly Report on Form 10-Q for the quarter ended February 28, 2009 fairly presents in all material respects, the financial condition and results of operations of Bold View Resources Inc..

By:	/s/ Richard Howie

Name:	Richard Howie

Title:	Principal Executive Officer, Principal
Financial Officer and Director

Date:	March 19, 2009